Exhibit 99.1

Hill International, Inc.

One Commerce Square

2005 Market Street, 17th Floor

Philadelphia, PA 19103

Tel: 215-309-7700

www.hillintl.com

February 4, 2016

Via E-Mail

Thomas J. Campbell

President

DC Capital Partners, LLC

11 Canal Center Plaza, Suite 350

Alexandria, VA 22314

Dear Mr. Campbell:

We are writing to you on behalf of the entire Board of Directors (the “Board”) of Hill International, Inc. (“Hill”) in response to your letter dated December 16, 2015.  Our Board has carefully reviewed and discussed your proposal for DC Capital Partners, LLC to acquire Hill for $4.75 per share and determined that it is not in the best interests of our company or its stockholders to accept the offer.

Thank you for your interest in Hill.

Best regards,

HILL INTERNATIONAL, INC.

/s/ Irvin E. Richter
Irvin E. Richter
Chairman

/s/ Brian W. Clymer
Brian W. Clymer
Lead Independent Director